UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017 (December 4, 2017)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 4, 2017, Bill Barrett Corporation (“we”, “us”, the “Company” or “Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fifth Creek Energy Operating Company, LLC, a Delaware limited liability company (“Fifth Creek”), Red Rider Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“New Parent”), Rio Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of New Parent (“Rio Grande Merger Sub”), Rider Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of New Parent (“Parent Merger Sub” and, together with Parent, New Parent and Rio Grande Merger Sub, the “Parent Parties”), for certain limited purposes set forth in the Merger Agreement, Fifth Creek Energy Company, LLC, a Delaware limited liability company (“Holdings”), and for certain limited purposes set forth in the Merger Agreement, NGP Natural Resources XI, L.P., a Delaware limited partnership (the “Fund”).

Pursuant to the terms of the Merger Agreement, at the closing of the mergers contemplated by the Merger Agreement (collectively, the “Merger”) (a) Parent Merger Sub will be merged with and into Parent, with Parent surviving the merger, and (b) Rio Grande Merger Sub will be merged with and into Fifth Creek, with Fifth Creek surviving the merger, as a result of which the Parent and Fifth Creek will each become direct wholly owned subsidiaries of New Parent.

As consideration to the Company’s stockholders, at the closing of the Merger, each share of our common stock will be converted into the right to receive one share of New Parent common stock and Holdings will receive 100 million shares of New Parent common stock. The shares of common stock received by Holdings in the Merger will be subject to the terms of the Stockholders Agreement described below.

The Merger Agreement contains various representations, warranties and covenants of the parties customary for transactions of this type, including covenants limiting the ability of the Company to consider alternative transactions. The closing of the Merger is subject to a number of customary conditions, including the approval of the Company’s stockholders.

A copy of the Merger Agreement is included as an exhibit to this report on Form 8-K. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Fifth Creek. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Stockholders Agreement

Pursuant to the terms of the Merger Agreement, upon closing of the Mergers, New Parent will enter into a stockholders agreement (the “Stockholders Agreement”) with Holdings and, for limited purposes set forth therein, the Fund, pursuant to which, among other matters, New Parent will grant Holdings certain director designation rights for so long as Holdings continues to own at least 10% of New Parent’s issued and outstanding common stock. Holdings will also have preemptive rights to subscribe for any equity securities New Parent proposes to issue in accordance with Holdings’ percentage beneficial ownership of New Parent common stock and registration rights for the shares of New Parent common stock it receives in the Merger, subject to customary exceptions. Holdings will agree, among other things, that until such time that its ownership of New Parent’s common stock falls under a certain threshold and stays below such threshold for a period of time, to be subject to a customary standstills and certain voting and transfer restrictions.

A form of Stockholders Agreement is included as an exhibit to this report on Form 8-K. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Exchange Agreement, Consent Solicitation and Consent Agreement

On December 4, 2017, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with an unaffiliated third party that holds outstanding 7% Senior Notes due 2022 issued by the Company (the “7% Senior Notes”). Pursuant to the Exchange Agreement, the Company agreed to acquire $50 million aggregate principal amount of 7% Senior Notes in exchange for the issuance to the holder of shares of the Company’s common stock. The number of shares to be issued will be calculated based on the volume-weighted average trading price of the common stock on December 6, 2017 and the price of the bonds will be at 102% of par.

In connection with the Merger Agreement, we expect to launch solicitations (the “consent solicitations”) pursuant to which we will seek consents from holders of the 7.0% Senior Notes and holders of our 8.75% senior notes due 2025 (collectively, the “Senior Notes”) to amend each of the indentures governing the Senior Notes to, among other things, amend the defined term “Change of Control” in each of the indentures to provide that the Merger will not constitute a “Change of Control” under the indentures. To become effective with respect to either series of Senior Notes, the proposed amendments must be approved by at least a majority of the holders of the then-outstanding aggregate principal amount of the Senior Notes governed by the applicable indenture. We expect to pay a consent fee equal to $2.50 per $1,000 principal amount of Senior Notes for consents validly delivered and not validly revoked upon the execution and effectiveness of the applicable supplemental indenture giving effect to the proposed amendments. On December 4, 2017, we entered into a consent agreement with certain unaffiliated holders of Senior Notes holding a majority of the outstanding aggregate principal amount of each series of Senior Notes pursuant to which such holders have agreed to deliver consents in the consent solicitations with respect to all Senior Notes they hold. Accordingly, we expect that upon delivery of such consents, the consents necessary to implement the proposed amendments will have been obtained.

Item 3.02 Unregistered Shares of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference herein. The issuance of shares of common stock pursuant to the Exchange Agreement will be effected in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Fifth Creek is party to a gas gathering agreement pursuant to which it has committed to sell specified quantities of natural gas at fixed prices over a specified period. Under the agreement, the minimum monthly volumes to be sold are 34,170 Mcf in 2017 and decrease over time to 23,226 Mcf in 2021, the final year of the contract. We estimate that the fair value of this contract based on current natural gas prices is a liability of less than $10 million.

According to a report prepared by Netherland, Sewell & Associates, Inc., proved reserves associated with the Fifth Creek properties were 113 MMboe as of December 31, 2016, of which 3% were proved developed.

As previously disclosed, on November 20, 2017, the Company entered into a purchase and sale agreement with unaffiliated third parties to sell its remaining non-core assets located in the Uinta Basin for cash proceeds of approximately $110 million, subject to customary closing adjustments. The transaction is expected to close on or before December 31, 2017, subject to customary closing conditions. Total cash consideration at time of closing is estimated at $103.0 million. Pro forma financial information relating to the sale is set forth in Exhibit 99.1 hereof.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit

2.1	Merger Agreement, dated December 4, 2017, by and among Fifth Creek Energy Operating Company, LLC, Bill Barrett Corporation, Red Rider Holdco, Inc., Rio Merger Sub, LLC, Rider Merger Sub, Inc., Fifth Creek Energy Company, LLC, and NGP Natural Resources XI, L.P

10.1	Form of Stockholders Agreement between Red Rider Holdco, Inc., Fifth Creek Energy Company, LLC, and NGP Natural Resources XI, L.P.

23.1	Consent of Netherland Sewell & Associates Inc.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information for Uinta Basin Assets

Forward-Looking Statements

All statements in this communication, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, the closing and anticipated effects of the transaction with Fifth Creek, future production, capital expenditures and projects, synergies, drilling locations, well results, balance sheet attributes, liquidity, and other anticipated plans and aspects of the combined company.

These and other forward-looking statements in this communication are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Actual results may vary significantly from those indicated in the forward-looking statements. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC, and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. The transaction may not be completed in the timeframe expected or at all, and if completed may not provide the benefits the Company anticipates. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

IMPORTANT ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Company and Fifth Creek will cause New Parent to file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to the shares of New Parent to be issued in the proposed transaction and a proxy statement of the Company with respect to the obtaining of stockholder approval for the transaction. The Company and New Parent also plan to file other documents with the SEC regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of the Company. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about New Parent, the Company and Fifth Creek, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.billbarrettcorp.com under the tab “Investors” and then under the tab “SEC Filings” or by contacting the Company’s Investor Relations Department at (303) 293-9100.

PARTICIPANTS IN THE SOLICITATION

New Parent, the Company, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s public filings with the SEC, including its definitive proxy statement filed with the SEC on April 6, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of these documents can be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2017	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President — General Counsel; and Secretary